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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  Date of report (Date of earliest event reported)            November 21, 2003



                      Integrated Alarm Services Group, Inc.
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               (Exact name of Registrant as Specified in Charter)


           Delaware                    000-50343                  42-1578199
 ----------------------------       ----------------            -------------
 (State or Other Jurisdiction       (Commission File            (IRS Employer
      of Incorporation)                 Number)              Identification No.)



One Capital Center
99 Pine Street,3rd Floor
Albany, New York                                                      12207
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(Address of Principal Executive Offices)                            (Zip Code)



  Registrant's telephone number, including area code             (518) 426-1515




                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 7.    Financial Statements and Exhibits

         Exhibit 99.1 - Press release dated November 21, 2003

Item 9.   Regulation FD Disclosure

On November 21, 2003, Integrated Alarm Services Group, Inc. issued a press release announcing that it has received approval by its Board of Directors to acquire Lane Security, Inc., the parent company of Protection Service Industries, L.P., a provider of commercial alarm monitoring services in the western United States. IASG has completed its due diligence and expects to complete the acquisition in the next fifteen business days pending execution of the final purchase and sale agreement.

Additionally, the Company announced that it has acquired 1,400 alarm monitoring contracts, monitoring properties primarily located in Tampa, Florida.

A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 21, 2003

                                                By: /s/ Michael T. Moscinski
                                                   -----------------------------
                                                Name: Michael T. Moscinski
                                                Title: Chief Financial Officer